                                                                  EXHIBIT 10.124

================================================================================



                               LOAN AGREEMENT

                               BY AND BETWEEN

                                WNAL-TV, INC.

                                     AND

                          PAXSON COMMUNICATIONS OF
                             BIRMINGHAM-44, INC.

                                 RELATING TO

                         TELEVISION STATION WNAL-TV
                              GADSDEN, ALABAMA

                                    * * *

                               AUGUST 7, 1996



================================================================================

                               TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
ARTICLE I        AMOUNT AND TERMS OF THE LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.1      The Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.2      The Promissory Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.3      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.4      Principal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.5      Mandatory Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.6      Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.7      Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.8      Payment on Non-Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.9      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE II       CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.1      Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE III       SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 3.1      Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 3.2      Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE IV       CONDITIONS OF LENDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 4.1      Conditions Precedent to Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 4.2      Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE V        REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 5.1      Existence and Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 5.2      Authorizations, Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 5.3      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 5.4      No Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 5.5      Binding Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 5.6      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 5.7      No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 5.8      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 5.9      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 5.10     Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 5.11     Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 5.12     Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 5.13     Material Misstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE VI       COVENANTS OF BORROWER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                                                                                                                     Page
                                                                                                                     ----

         Section 6.1      Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 6.2      Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 6.3      Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 6.4      Lender Consent to Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE VII      EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 7.1      Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 7.2      Effect of Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VIII     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 8.1      No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 8.2      Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 8.3      Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 8.4      Address for Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 8.5      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 8.6      Binding Effect; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 8.7      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 8.8      Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 8.9      Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 8.10     Rights Affected by Extensions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 8.11     Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 8.12     FCC Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 8.13     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 8.14     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 8.15     Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 8.16     Maximum Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                               LIST OF EXHIBITS

                  Exhibit 1        --       Promissory Note
                  Exhibit 2        --       Security Agreement
                  Exhibit 3        --       Pledge Agreement

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT, dated as of this 7th day of August, 1996, is by and between PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC., a Florida corporation having its principal offices at 601 Clearwater Park Road, West Palm Beach, Florida 33401 ("Lender"), WNAL-TV, INC., an Alabama corporation having its principal offices at 510 Chestnut Street, Gadsden, Alabama 35901 ("Borrower").

                              W I T N E S E T H :

         WHEREAS, the Borrower is the licensee of television station WNAL-TV, Channel 44, Gadsden, Alabama (the "Station");

         WHEREAS, the Lender and the Borrower have entered into a Time Brokerage Agreement dated as of August 7, 1996 relating to the Station;

         WHEREAS, the Lender and the Borrower have entered into an Asset Exchange Agreement dated as of August 7, 1996 (the "Exchange Agreement; capitalized terms used herein and not otherwise defined shall have the meaning set forth in Exchange Agreement"), pursuant to which, among other things, Borrower has agreed to sell and Lender has agreed to purchase substantially all of the assets used or useful in the operations of the Station subject to the prior approval of the Federal Communications Commission ("FCC") and the terms and conditions set forth in the Exchange Agreement;

         WHEREAS, Lender has agreed to make a loan to Borrower in the total principal amount of Eight Million Dollars ($8,000,000);

         WHEREAS, such Loan shall be evidenced by a promissory note in the same amount, which shall be issued by the Borrower and dated as of the date hereof;

         WHEREAS, the Borrower has agreed to secure its obligations under this Agreement and the Note by (i) granting Lender a first party security interest in the Station's assets, ("Security Interest") and (ii) by the pledge of all of the Borrower's stock (the "Pledged Shares");

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, Lender, and the Borrower agree as follows:

ARTICLE I    AMOUNT AND TERMS OF THE LOANS

         Section 1.1 The Loan. Lender agrees, upon the terms and conditions hereinafter set forth, to make a loan to Borrower in an aggregate principal amount of Eight Million Dollars ($8,000,000) (the "Loan").


         Section 1.2 The Promissory Note. The outstanding principal amount of the Loan shall be evidenced by and subject to the terms of a promissory note, dated of even date herewith, substantially in the form set forth as Exhibit 1 hereto (as amended, renewed, restated, increased, consolidated or substituted from time to time, the "Note"), payable to the order of Lender and representing the obligation of Borrower to pay Lender the amount of the Loan, with interest thereon, as prescribed in Section 1.4. All references to the "Note" in this Loan Agreement, the Security Agreement and the Pledge Agreement (each as defined in this Loan Agreement) and in such other agreements and documents executed and delivered in connection with this Loan Agreement shall be deemed to be references to the Note referred to in this Section.


         Section 1.3 Interest. The Loan shall bear interest on the unpaid principal amount thereof at a rate per annum at all times equal to the applicable Federal rate in effect as of the Closing Date. Interest shall be calculated on the basis of a year of three-hundred and sixty (360) days and the actual number of days elapsed during the period for which such interest is payable. Interest shall begin to accrue on the outstanding principal amount of the Loan on the Closing Date and shall be paid on a monthly basis commencing thirty (30) days after the Station begins broadcasting pursuant to the Time Brokerage Agreement with Lender.


         Section 1.4 Principal. The outstanding principal balance of the Loan plus any accrued and unpaid interest thereon shall be due and payable on the earlier of the Second Closing and March 1, 1998 (the "Maturity Date").


         Section 1.5 Mandatory Prepayment. Concurrently with the First Closing, the Borrower shall repay $3,000,000 of the principal amount of the Loan, together with accrued and unpaid interest thereon. Notwithstanding anything in this Agreement to the contrary, upon a termination of the Exchange Agreement for any reason other than a repudiation by Lender of its obligation to consummate the Second Closing thereunder, the entire outstanding principal balance and all accrued interest thereon shall immediately be due and payable.

         Section 1.6 Information. Borrower agrees to furnish to Lender such information as Lender may reasonably request in connection with the Loan or the Station.

         Section 1.7 Prepayment. Borrower may prepay the Note in whole at any time, or from time to time in part, with accrued interest to the date of prepayment on the amount prepaid, without penalty, provided that each payment, other than that for the full amount of the outstanding balance, shall be in the amount of Ten Thousand Dollars ($10,000) or an integral multiple thereof. Each prepayment on the Note shall be applied to installments of principal payable on the Note in the inverse order of maturity.


         Section 1.8 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of interest hereunder and under the Note.


         Section 1.9 Taxes. All sums payable by Borrower hereunder or under the Note, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings, and other governmental charges and all liabilities with respect thereto. If Borrower is prohibited by law from making payments hereunder or under the Note free of such deductions or withholdings, then Borrower shall pay such additional amount as may be necessary in order that the actual amount received by Lender after such deduction or withholding shall equal the full amount stated to be payable hereunder or under the Note.


ARTICLE II   CLOSING

         Section 2.1 Closing Date. Closing of the transactions contemplated by this Agreement shall occur, subject to the satisfaction of all of the conditions set forth in Article IV, on September 2, 1996 (the "Closing Date").


ARTICLE III  SECURITY

         Section 3.1 Security Interest. As partial security for the Loan, Borrower shall execute and deliver to Lender, on or before the Closing Date, a security agreement in the form of Exhibit 2 hereto (the "Security Agreement").

         Section 3.2 Pledge Agreement. As further security for the Loan, on or before the Closing Date, the owners of the Borrower shall each execute and deliver to Lender a pledge agreement in the form of Exhibit 3 hereto (the "Pledge Agreement"), pursuant to which they pledge to Lender all of their rights and interests in the Borrower.

ARTICLE IV   CONDITIONS OF LENDING

         Section 4.1 Conditions Precedent to Loan. The obligation of Lender to disburse the Loan hereunder is subject to the following conditions precedent:


                 (a) The Exchange Agreement and Time Brokerage Agreement shall be duly executed by Lender and the Borrower and shall be in full force and effect; and

                 (b) Borrower shall have entered into a written agreement for the purchase, option to purchase or lease of the site specified in the Modification Application (as defined in the Asset Exchange Agreement) on terms and conditions acceptable to Lender; and

                 (c) Lender shall have received all of the following, on or before the Closing Date, in form and substance satisfactory to Lender:

                          (i)     The Note, duly executed and delivered by
Borrower;


                          (ii)    The Security Agreement, together with
appropriate UCC-1 forms duly executed and delivered by the Borrower;


                          (iii)   The Pledge Agreement, duly executed and
delivered by the owners of the Borrower, together with ownership certificates;


                          (iv)    Certified copies of the resolutions of the
Borrower evidencing approval of the execution, delivery and performance of this Agreement and the Security Agreement and other matters contemplated hereby;


                          (v)     Certificates of Good Standing for the
Borrower from the State of Alabama issued no more than ten (10) days prior to the Closing Date;


                          (vi)    Copies of UCC, judgment and tax lien searches
in each jurisdiction in which Collateral covered by the Security Agreement is located;

                          (vii)   Copies of the certificates evidencing the
insurance required to be maintained by the Borrower pursuant to Section 6.1(e); and

                          (viii)  Such other agreements, certificates, opinions
of counsel and documents that Lender may reasonably require.

         Section 4.2 Compliance. All of the representations and warranties of Borrower in this Loan Agreement shall be true and accurate in all material respects on and as of the Closing Date and the date of any subsequent disbursement of any portion of the Loan, as if made on and as of such date and time. Borrower shall be in material compliance with all of the applicable terms and provisions of this Agreement and no Event of Default or any event which with the lapse of any applicable grace period or the giving of notice or both would constitute an Event of Default shall have occurred and be continuing. Borrower shall have, in all material respects, performed all obligations and taken all actions required to have been performed or taken by it hereunder on or prior to such date. On the Closing Date, Borrower shall deliver to Lender a certificate, dated as of such date and signed by Borrower, certifying compliance with the conditions of this Section 4.2. Each disbursement of all or a portion of the Loan to Borrower shall in and of itself, constitute a representation and warranty that Borrower as of the date of such Loan, is in compliance with this Section and if Borrower is not in compliance with this Section, Lender shall not be required to disburse such Loan to Borrower.


ARTICLE V    REPRESENTATIONS AND WARRANTIES

         The following representations and warranties of Borrower (none of which is given as of the date hereof) will be true and correct as of the Closing Date:

         Section 5.1 Existence and Standing. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Alabama and is qualified to do business and in good standing under the laws of any other jurisdiction in which it conducts its business (except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Borrower) and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of their obligations under this Agreement, the Note, the Security Agreement, and all other documents that have been or will be executed and delivered by Borrower pursuant to this Agreement (the foregoing documents, together with the Pledge Agreement, are collectively, the "Loan Documents").

         Section 5.2 Authorizations, Compliance with Laws. The execution, delivery and performance by Borrower of this Agreement, the Note, any Mortgage, the Security Agreement, and all other documents required to be executed and delivered by Borrower pursuant to this Agreement, and the execution, delivery and performance of the Pledge Agreement, have been duly authorized by all necessary action and do not and will not (i) violate (A) any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower; or the Station or (B) any provision of the Articles of Incorporation or By-Laws of

Borrower; or (ii) result in a breach of or constitute a default under any agreement or instrument to which Borrower is a party or by which its properties may be affected; or (iii) result in the creation of a lien, charge or encumbrance of any nature upon Borrower's properties or assets other than as contemplated by this Agreement.

         Section 5.3 Capitalization. All of the issued and outstanding Stock of the Borrower have been duly and validly issued are fully paid and nonassessable and are free and clear of any liens, security interests or other claims or encumbrances, except those granted to Lender pursuant to the terms of this Loan Agreement. Except as provided in the Exchange Agreement, neither the Borrower nor any of its Shareholders have any commitment or obligation, either firm or conditional, to issue, deliver, purchase or sell, under any offer, option agreement, bonus agreement, purchase plan, incentive plan, compensation plan, warrant, conversion rights, contingent share agreement, stockholders agreement, partnership agreement or otherwise, any ownership or other equity securities or securities convertible into shares of ownership of the Borrower.


         Section 5.4 No Consent. Except for such filings with and approvals of the FCC that may be required in connection with the exercise by Lender of its rights under the Loan Documents, upon an Event of Default, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department or agency, is or will be necessary for the valid execution, delivery and performance by Borrower of this Agreement, the Note, the Security Agreement, or any other document required to be executed and delivered by Borrower pursuant to this Agreement or the Pledge Agreement.


         Section 5.5 Binding Obligations. This Agreement, the Note, the Security Agreement, the Pledge Agreement and all other documents required to be executed and delivered by Borrower pursuant to this Agreement have been executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower.

         Section 5.6 Litigation. Except as set forth on Schedule 3.15 to the Exchange Agreement, there are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting the Borrower or its properties before any court or governmental department or agency which materially adversely affects the transactions contemplated by this Agreement or which would have a material adverse effect on the business, properties, prospects, operation or condition (financial or otherwise) of the Station or the Borrower.


         Section 5.7 No Default. Except as set forth on Schedule 3.15 of the Exchange Agreement, Borrower is not in default in the performance, observance or fulfillment of any of the obligations or conditions contained in any material agreement or instrument to which they are a party, nor with respect to any order, judgment, writ, injunction or decree of any court, governmental authority or arbitration board.

         Section 5.8 Compliance with Laws. The Borrower has complied with all applicable federal, state and local laws. The Borrower has obtained all necessary licenses and permits required for the conduct of its business and operations or such licenses and permits have been applied for and are now being diligently pursued.

         Section 5.9 Taxes. The Borrower has filed all tax returns and reports (federal, state and local) required to be filed by it, and has paid all taxes shown thereon, including interest and penalties, and all assessments received by it (except to the extent that the same are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves have been set aside on the books of the Borrower in conformity with generally accepted accounting principles).


         Section 5.10 Title to Properties. The Borrower has good and marketable title to all of its property and assets and valid and enforceable leasehold interests in the property which it holds under lease, all such property, assets and leasehold interests being free and clear of any and all mortgages, deeds of trust, assignments, liens, security interests, charges or encumbrances of any nature whatsoever, except for those created hereby, and no mortgages, deeds of trust, financing statements or other evidences of security interests covering all or any of the aforesaid property are on file among the records of any public office, except those evidencing a security interest in favor of Lender.


         Section 5.11 Absence of Undisclosed Liabilities. Except for (i) obligations arising under the Loan Documents, (ii) liabilities and obligations incurred pursuant to the terms of the Exchange Agreement, and (iii) liabilities incurred in the ordinary course of business (other than for borrowed money), Borrower has on the date hereof no material liabilities or obligations relating to the Station or otherwise of any nature, whether accrued, absolute, contingent or otherwise.


         Section 5.12 Solvency. Borrower has received, or has the right to receive, consideration which is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to Lender. Borrower is not insolvent as defined in Section 101 of Title 11 of the United States Code or any applicable state insolvency statute, nor, after giving effect to the consummation of the transactions contemplated herein, will Borrower be rendered insolvent by the execution and delivery of this Agreement, the Note or the other Loan Documents to Lender. Borrower is not engaged, and Borrower is not about to engage, in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to

Lender incurred hereunder and under the Loan Documents. Borrower does not intend to, and Borrower does not believe that they will, incur debts beyond its ability to pay them as they mature.

         Section 5.13 Material Misstatement. No representation or warranty made by Borrower in this Agreement, in the Schedules and Exhibits to this Agreement and in certificates delivered at the Closing contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the foregoing not misleading in any such case that was knowingly or willingly made or omitted, as the case may be, by Borrower.


ARTICLE VI   COVENANTS OF BORROWER

         Section 6.1 Affirmative Covenants. So long as the Note shall remain unpaid, Borrower hereby covenants and agrees that it will, unless Lender shall otherwise consent in writing:


                 (a) Payment of Obligations. Pay punctually and discharge for the Borrower when due: (i) all indebtedness heretofore or hereafter incurred; (ii) all taxes, assessments and governmental charges or levies imposed upon it or its income or profits, or upon any properties belonging to it; (iii) claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid might become a lien or charge upon the property of the Borrower; provided that this covenant shall not require the payment of any of the matters set forth in (i), (ii) and (iii) above if the same shall be contested in good faith and by proper proceedings diligently pursued and as to which adequate reserves have been set aside on the books of the Borrower in accordance with generally accepted accounting principles.

                 (b) Preservation of Existence. Preserve and maintain the Borrower's corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation.

                 (c) Maintenance of Properties. Maintain and preserve all of the Borrower's properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                 (d) Compliance with Laws. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

                 (e) Maintenance of Insurance. Maintain with responsible and reputable insurance companies policies on all of the Borrower's properties and covering such risks, including public liability and workers' compensation, in such amounts as are usually carried by companies engaged in similar businesses and owning similar properties as the Borrower and promptly upon execution thereof provide to Lender copies of all such policies and any riders or amendments thereto. The policies of insurance required hereunder shall name Lender as an additional loss payee or additional insured, as applicable, and shall provide that Lender shall receive at least thirty (30) days' written notice prior to the cancellation, termination or alteration of any such policy.

                 (f) Operations in Ordinary Course. Continue to operate the Borrower's business in the ordinary course.

                 (g) Perfection of Liens. Do all things requested by Lender to preserve and perfect as first liens and security interests the liens and security interests of Lender arising pursuant to the Security Agreement, the Pledge Agreement, or any other agreement required hereunder.

                 (h) FCC Approval. If counsel to Lender reasonably determines that the consent of the FCC is required in connection with the execution, delivery and performance of this Agreement, the Pledge Agreement, the Security Agreement, or any other document delivered to Lender in connection herewith or therewith or as a result of any action which may be taken pursuant hereto or thereto, then, subject to Section 8.5 herein, Borrower and Lender shall share the cost and expense, and agree to use their best efforts to secure such consent.

                 (i) Agreements. Comply with the Borrower's obligations under the Exchange Agreement and Time Brokerage Agreement.

                 (j) Information and Inspection. Insure that the Borrower shall furnish to Lender from time to time, upon request, full information pertaining to any covenant, provision or condition hereof, or to any matter connected with its books, records, operations, financial condition, properties, activities or business. At all reasonable times, Borrower shall permit any authorized representatives designated by Lender to visit and inspect any of the properties of the Borrower and its books and records, and to take extracts therefrom and make copies thereof, and to discuss the Borrower's affairs, finances and accounts with the management and independent accountants of the Borrower.

         Section 6.2 Negative Covenants. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, Borrower hereby covenants that it will not, without Lender's prior written approval.


                 (a) Indebtedness. Create or incur, assume or suffer to exist any indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, except for:
(i) indebtedness (other than for borrowed money) incurred in the ordinary course of business not to exceed Three Hundred Thousand Dollars ($300,000) in the aggregate at any one time; provided, however, that such debt shall not be secured and if, in connection with consummation of the transactions contemplated under the Exchange Agreement, Lender elects to repay such debt, the purchase price payable under the Exchange Agreement shall be reduced by the amount paid to satisfy the Borrower's obligations in respect of such debt; (ii) obligations or liabilities arising under the indemnification provisions of the Exchange Agreement.

                 (b) Liens. Create, assume or suffer to exist, directly or indirectly, any security interest, mortgage, deed of trust, pledge, lien, charge or other encumbrance, of any nature whatsoever upon any of its properties or assets, now owned or hereafter as acquired, excluding, however, from the operation of this covenant:

                            (i)   any security interest or lien created
pursuant to or in connection with this Agreement or securing the Loan, the Security Agreement or Pledge Agreement;


                           (ii)   liens for taxes or assessments either not
delinquent or the validity of which are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;


                          (iii)   materialmen's, mechanics', carriers',
workmen's, repairmen's, warehousemen's or other like liens arising in the ordinary course of business and either not yet due and payable or being contested in good faith by appropriate legal proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;


                           (iv)   deposits or pledges to secure payment of
workers' compensation, unemployment insurance or other social security benefits or obligations; or

                            (v)   any judgment lien, singly or aggregated with
other judgment liens, in an amount less than Fifty Thousand Dollars ($50,000), unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed, or execution thereof stayed pending appeal, or shall not have been discharged, vacated or reversed within thirty (30) days after the expiration of any such stay.


                 (c) Disposition of Assets. Except pursuant to the terms of the Exchange Agreement, sell, transfer, lease or otherwise dispose of any of its assets or properties other than sales of assets in the ordinary course of business (which sales in the ordinary course of business shall expressly not include any transfer or assignment of any FCC License).

                 (d) Merger. Enter into any consolidation or merger with, or into any acquisition of all or substantially all of the properties or assets of any person or entity.

                 (e) Transfer or Issuance of Ownership Interests. Issue or permit the transfer of any Shares of the Borrower, or any options, warrants, convertible securities or other rights to purchase an ownership interest in the Borrower. The preceding sentence shall not apply to issuances or transfers to Lender.

                 (f) Change of Business. Change, in any material respect, the nature or character of its business as intended, or engage in any activity not reasonably related to such business.

                 (g) Remove Assets. Remove any of the assets procured with the proceeds of the borrowings provided for herein, or any replacements for such assets, to a jurisdiction in which no financing statement on Form UCC-1 has been filed by Lender with respect to such assets.

                 (h) Distributions or Dividends. Declare or make, directly or indirectly, any payment or distribution to the Shareholders, or incur any liability for the purchase, acquisition, redemption or retirement of any ownership interest of the Borrower or as a dividend, return of capital or other payment or distribution of any kind to the Shareholders or any affiliate of the Borrower.

                 (i) Transactions with Affiliates. Enter into any transaction or agreement, other than the Transaction Documents, with any affiliate of the Borrower.

                 (j) Contracts. Enter into any contract or commitment relating to its stock or assets except for contracts involving aggregate payments of less than Twenty

Thousand Dollars ($20,000) and contracts which can be terminated without penalty on thirty (30) days' notice or less, or amend or terminate any material contract (or waive any substantial right thereunder), or incur any obligation (including obligations relating to the borrowing of money or guarantee of indebtedness).

                 (k) Adverse Change. Suffer any material adverse change in the business, assets, properties, prospects or condition (financial or otherwise) of the Borrower or the Station, or any damage, destruction or loss affecting any assets used or useful in the conduct of the business of the Borrower.

                 (l) Cancellation of Debts. Cancel any debts owed to or claims held by the Borrower.

                 (m) Write-Down. Suffer any significant write-down of the value of any assets or any significant write-off as uncollectible of any accounts receivable without the prior written consent of Lender except and as required by generally accepted accounting principles as required to present accurate financial information on the Borrower.

                 (n) Rights. Transfer or grant any right under, or enter into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, service mark, trade name, franchise, or similar right, or modify any existing right relating to the Borrower.

                 (o) Agreements. Terminate, amend or commit any material breach or default under the Exchange Agreement.

         Section 6.3 Reporting Requirements. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, the Borrower shall, unless Lender shall otherwise consent in writing, furnish to Lender:


                 (a) Default Certificate. As soon as possible and in any event within five (5) business days after the occurrence of each Event of Default (as defined in Section 7.1) of which the Company has knowledge, the statement of an authorized official of the Borrower setting forth details of such Event of Default and the action which the Company proposes to take with respect thereto.

                 (b) Financial Statements. At the First Closing, a certificate of Borrower that there has been no change in the Station's financial obligations since the date of this Agreement.

                 (c) Notice of Litigation. Promptly give written notice of all actions, suits and proceedings before any court or governmental agency, domestic or foreign, which may be commenced or threatened against the Borrower in which the claim involved is Five Thousand Dollars ($5,000) or more and of any other matter of the type described in Section 5.6.

                 (d) Other Information. Such other information respecting the business, properties, operations or the condition, financial or otherwise, of the Borrower or the Station as Lender may from time to time reasonably request.

         Section 6.4 Lender Consent to Subsidiary. Notwithstanding anything to the contrary contained in this Loan Agreement or in the Note, the Security Agreement or the Pledge Agreement, (a) Borrower may contribute the proceeds of the Loan to a subsidiary to be organized as a corporation or limited liability company in exchange for all of the common stock (in the case of a corporation) or 99% of the equity interest (in the case of a limited liability company) of such subsidiary, and (b) such subsidiary shall not be subject to any of the covenants or other provisions of this Loan Agreement or of such other agreements.


ARTICLE VII  EVENTS OF DEFAULT

         Section 7.1 Events of Default. Under this Agreement, an Event of Default shall be any of the following:


                 (a) Borrower shall fail to pay any installment of principal or interest on the Note, or any other obligation to Lender when due whether at the due date thereof or by acceleration or otherwise, and, in the case of any installment of interest, such default shall remain unremedied for a period of five (5) days provided, however, that only to the extent such non-payment is not the result of Lender's breach of its obligations to make payments under the Time Brokerage Agreement; or

                 (b) The security interest or lien of Lender in any material portion of the collateral covered by the Security Agreement or Pledge Agreement shall at any time not constitute a legal, valid and enforceable security interest or lien; or

                 (c) Any representation or warranty made by Borrower herein, in the Security Agreement or in the Pledge Agreement or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, the Note, the Security Agreement or the Pledge Agreement, shall prove to have been incorrect in any material respect when made; or

                 (d) Borrower shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement, the Note, the Security Agreement, and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to Borrower by Lender; or

                 (e) The Borrower shall fail to pay any indebtedness for borrowed money owing by the Borrower or any interest or premium thereon, when due, whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or the Borrower shall fail to perform any term, covenant or agreement under any agreement or instrument evidencing or securing or relating to any such indebtedness owing by the Borrower if the effect of such failure is to accelerate, or to permit the holder of such indebtedness to accelerate the maturity of such indebtedness; or

                 (f) Either (i) the Borrower shall fail to pay its debts as they mature in the ordinary course of business; or (ii) the Borrower shall file a petition commencing a voluntary case concerning it under any Chapter of Title 11 of the United States Code entitled "Bankruptcy"; or (iii) the Borrower shall apply for or consent to the appointment of any receiver, trustee, custodian or similar officer for it or for all or any substantial part of its property; or (iv) such receiver, trustee, custodian or similar officer shall be appointed without the application or consent of the Borrower and such appointment shall continue undischarged for a period of thirty (30) days; or
(v) an involuntary case is commenced against the Borrower under any Chapter of the aforementioned Title 11 and an order for relief under such Title 11 is entered or the petition commencing the case is controverted but is not dismissed within thirty (30) days after the commencement of the case; or (vi) the Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or (vii) any such proceeding shall be instituted against the Borrower and shall remain undismissed for a period of thirty (30) days; or (viii) the Borrower shall take any action for the purpose of effectuating the foregoing; or

                 (g) Any court, government, or government agency shall condemn, seize or otherwise appropriate or take custody or control of all or a substantial portion of the property or assets of the Borrower; or

                 (h) There shall be a cancellation, denial or revocation of any material FCC License for the Station (including the Construction Permit), the Borrower shall be finally denied renewal of any such FCC License, or any such FCC License shall be renewed on terms that materially adversely affect the economic or commercial value or usefulness thereof; or

                 (i) Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of Fifty Thousand Dollars ($50,000), or (ii) in the aggregate at any time an amount in excess of Fifty Thousand Dollars ($50,000), and in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage, shall be entered or filed against the Borrower or its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

                 (j) Any material adverse effect upon or change in (a) the properties, assets, business, operations, financial condition, prospects, liabilities or capitalization of the Borrower or on the ability of the Borrower to conduct its business other than as may result from a termination of Borrower's CBS affiliation, (b) the validity or enforceability of this Agreement, the Note, any other Loan Document or the Pledge Agreement, (c) the rights or remedies of Lender under this Agreement, the Note, any other Loan Document, the Pledge Agreement or at law or in equity or (d) the value of any material collateral granted to Lender pursuant to any Loan Document or the Pledge Agreement shall occur.

         Section 7.2 Effect of Event of Default. Should any Event of Default occur, Lender may at its option by written notice to Borrower declare the entire unpaid principal amount of the Note, together with all unpaid interest and all other amounts payable under this Agreement and every other obligation of Borrower to Lender, immediately due and payable, whereupon the Note and all such obligations shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in the Note or in such other note or evidence of indebtedness to the contrary notwithstanding; provided, however, that in case of an Event of Default under
Section 7.1(g), all the obligations of Borrower under this Agreement and the Note shall become immediately due and payable as of the date of any such Event of Default regardless of the cause of such Event of Default and without any notice to Borrower required from Lender. Lender shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code and, without limiting the generality of the foregoing, the rights and remedies provided for in the Security Agreement and Pledge Agreements, which provisions are hereby incorporated by reference.

ARTICLE VIII     MISCELLANEOUS

         Section 8.1 No Waiver; Cumulative Remedies. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


         Section 8.2 Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, the Note, the Security Agreement or the Pledge Agreement nor consent to any departure by Borrower therefrom, shall in any event be effective unless in writing, signed by Lender and then only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.


         Section 8.3 Conflicts. In the event of any conflict or inconsistency between any provision of this Agreement and a provision of the Note, the Security Agreement or the Pledge Agreement, the provisions of this Agreement shall control.


         Section 8.4 Address for Notices. All notices and other communications under this Agreement shall be in writing and shall be served by personal service or by mailing a copy thereof by registered or certified mail, return receipt requested, to the applicable party at the addresses indicated below:

If to Borrower:           Mr. Anthony Fant
                          WNAL-TV, Inc.
                          c/o Fant Broadcasting Company
                          Corporate Headquarters
                          One Independence Plaza, Suite 720
                          Birmingham, AL   35209

If to Lender:             Mr. Lowell W. Paxson
                          Paxson Communications of Birmingham-44, Inc.
                          601 Clearwater Park Road
                          West Palm Beach, Florida  33401

or at such other address as may be designated by either party in a written notice to the other complying as to delivery with the terms of this Section. All such notices and other communications shall be effective when deposited in the mails.

         Section 8.5 Expenses. Borrower agrees to pay on demand all costs and expenses incurred by Lender directly in the enforcement of this Agreement, the Note, the Security Agreement, the Pledge Agreement and other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of any attorney to whom the Note is referred for collection (whether or not litigation is commenced) or for representation out of court, in trial, on appeal or in proceedings under any bankruptcy or insolvency law or otherwise. In addition, Borrower agrees to pay all the actual and reasonable costs and expenses of Borrower in connection with the negotiation, preparation and execution of the Loan Documents and all the costs of furnishing all opinions by counsel for Borrower, and of Borrower's performance of and compliance with all agreements and conditions contained herein and in the other Loan Documents on its part to be performed or complied with including, without limitation, confirming compliance with environmental and insurance requirements.


         Section 8.6 Binding Effect; Assignment. This Agreement shall become effective when executed and thereafter shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns, except that Borrower shall not have the right to assign any rights or obligations hereunder without the prior written consent of Lender. Lender shall be permitted to assign, without Borrower's consent, all or any portion of Lender's rights and interests hereunder and under each other document executed in connection with this Loan Agreement (x) to one or more other affiliates of Lender, and, upon any such assignment, each reference herein or in such other document to "Lender" shall be deemed to be and include a reference to such other affiliate and (y) to creditors of Lender or its affiliates as security for indebtedness of Lender or such affiliates. For purposes of this section, the term affiliate shall mean, as applied to any entity or individual, any other entity or individual directly or indirectly controlling, controlled by, or under common control with, that entity or individual. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and under "common control with"), as applied to any entity or individual, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that entity or individual, whether through the ownership of voting securities, partnership interests or otherwise by contract.


         Section 8.7 Governing Law. This Agreement, the Note, the Security Agreement, the Pledge Agreement and related documents shall be governed by, and construed in accordance with, the laws of the State of New York with the exception of its conflicts of laws provisions; provided that the effect of any recordation shall be determined by the State thereof. The parties agree to the exclusive jurisdiction and venue of the state or federal district court for the district including Jefferson County, Alabama or the Northern District of Alabama.

         Section 8.8 Severability of Provisions. Any provision of this Agreement, the Note, the Pledge Agreement or the Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of any provisions in any other jurisdiction.

         Section 8.9 Headings. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.


         Section 8.10 Rights Affected by Extensions. The rights of Lender and its assigns shall not be impaired by any indulgence, release, renewal, extension or modification which Lender may grant with respect to the indebtedness or any part thereof, or with respect to the collateral or with respect to any endorser, guarantor, or surety without notice or consent of Borrower or any endorser, guarantee, or surety.


         Section 8.11 Survival of Representations and Warranties. All representations and warranties made in this Agreement and in any documents or certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the Note and the making of the Loan hereunder and continue in full force and effect, as of the respective dates as of which they were made, until all of the obligations of Borrower to Lender hereunder have been paid in full.


         Section 8.12 FCC Compliance. Notwithstanding anything herein or in any of the other Loan Documents to the contrary, but without limiting or waiving Borrower's obligations hereunder or under any of the other Loan Documents, Lender's remedies hereunder and under the other Loan Documents are subject to compliance with the Communications Act of 1934, as amended, and all applicable rules, regulations and policies of the FCC, and Lender will not take any action pursuant to this Agreement or any of the other Loan Documents that would constitute or result in any assignment of any FCC authorization held by the Borrower or any change of control of the Station if such assignment or change of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. This Agreement, the other Loan Documents and the transactions contemplated hereby and thereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Borrower by Lender or control, affirmative or negative, direct or indirect, of the Borrower by Lender, over the programming, management or any other aspect of the operation of the Borrower which ownership and control remain exclusively and at all times in the Borrower until such time as Lender has complied with such law, rules, regulations and policies.

         Section 8.13 Further Assurances. From time to time, Borrower shall execute and deliver to Lender such additional documents as Lender may reasonably require to carry out the purposes of this Agreement or any of the documents entered into in connection herewith, or to preserve and protect the rights of Lender hereunder or thereunder.


         Section 8.14 Indemnification. Borrower hereby indemnifies and holds harmless Lender and its directors, officers, shareholders, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Person arising from any material breach by Borrower of the provisions of this Agreement, the documents entered into in connection herewith, or any of them or any of the transactions contemplated hereby or thereby; provided, however, that Borrower shall not be liable to any Indemnified Person, if there is a judicial determination that such losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Person.


         Section 8.15 Waiver. EACH OF LENDER AND BORROWER HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN.


         Section 8.16 Maximum Interest. Lender and Borrower intend that this Agreement and the other Loan Documents conform to all applicable usury laws. Accordingly, no provisions of the Loan Documents shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law ("Maximum Rate"), or obligate Borrower to pay any taxes, assessments, charges, insurance premiums or other amounts which are held to constitute interest to the extent that such payments, when added to the other obligations under the Loan Documents, would be held to constitute contracting for, or the payment by Borrower of, interest at a rate greater than the Maximum Rate. Lender and Borrower further agree that:

                          (i)     if any excess of interest in such respect is
herein or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this subsection 8.16 shall govern, and neither Borrower nor its successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate;


                          (ii)    if at any time the amount of interest under
any of the Loan Documents for a calendar year exceeds the Maximum Rate had the Maximum Rate at all times been in effect, the interest chargeable under any such Loan Document shall be limited to the amount of interest that could have been charged if the Maximum Rate had at all times been in effect, but any subsequent reductions in the interest due shall not reduce the rate of interest chargeable under any such Loan Document below the Maximum Rate until the total amount of interest accrued under any such Loan Document equals the amount of interest that would have accrued if the interest provided for in any such Loan Document had at all times been in effect and collectible;


                          (iii)   if the maturity of any Loan Document is
accelerated for any reason, or in the event of any prepayment by Borrower, or in any other event, earned interest may never include more than the Maximum Rate, computed from the date of disbursement of the funds evidenced by such Loan Document until payment, and any interest otherwise payable under such Loan Document that is in excess of the Maximum Rate shall be canceled automatically as of such acceleration or such other event and (if theretofore paid) shall be credited against principal;


                          (iv)    if it should be held that any interest
payable or chargeable under any Loan Document is in excess of the Maximum Rate, the interest payable or chargeable under such Loan Document shall be reduced to the maximum amount permitted by applicable federal or state law, whichever shall permit the higher lawful interest, as construed by courts having jurisdiction thereof; and


                          (v)     the spreading, prorating and amortizing of
interest over the Maturity Date of the Loan Documents shall be allowed to the fullest extent permitted by applicable law.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                             PAXSON COMMUNICATIONS
                                             OF BIRMINGHAM-44, INC.



                                             By: /s/ James B. Brock
                                                 ----------------------------
                                                 Name:  James B. Brock
                                                 Title: President


                                             WNAL-TV, INC.



                                             By: /s/ Anthony J. Fant
                                                 ----------------------------
                                                 Name:  Anthony J. Fant
                                                 Title: President

                                                                       EXHIBIT 1

                                PROMISSORY NOTE



$8,000,000                                                   _____________, 1996


         FOR VALUE RECEIVED, the undersigned, WNAL-TV, Inc., a Alabama corporation with its address at 510 Chestnut Street, Gadsden, Alabama 35901 (the "Maker"), promises to pay to the order of PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC., a Florida corporation with its address at 601 Clearwater Park Road, West Palm Beach, Florida, 33401 (the "Payee"), or its designee, in the manner set forth below, the principal sum of Eight Million Dollars ($8,000,000), together with interest thereon as provided herein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement (as defined below).

                 1. The holder of this Note is authorized to endorse the date and amount of each loan evidenced hereby and each payment of principal and/or interest with respect thereto on Schedule A annexed hereto and made a part hereof, but the failure of the holder of this Note to make such endorsement shall not affect the rights of the Payee or the obligations of the Maker under this Note, the Loan Agreement dated as of August __, 1996, between Maker and Payee (the "Loan Agreement") and any documents executed in connection therewith or under applicable law.

                 2. The principal balance of and all interest on the Loan evidenced hereby shall be due and payable as provided in Sections 1.3 and 1.4 of the Loan Agreement.

                 3. This Note evidences indebtedness of the Maker to the Payee arising under the Loan Agreement, to which reference is hereby made for a statement of the rights of the Payee and the duties and obligations of the Maker in relation thereto. Neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal of or interest on this Note when due.

                 4. In the event any installment of principal or interest on this Note is not paid when due, whether such installment comes due by acceleration or otherwise, such installment shall bear interest equal to the lower of the highest rate permitted by law or 15% per annum from and after the due date thereof until paid in full.

                 5. The payment of this Note is secured by a Security Agreement and Pledge Agreement, all as more fully identified in the Loan Agreement.


                 6. Payment upon this Note shall be made by check or checks payable to the Payee at 601 Clearwater Park Road, West Palm Beach, Florida, 33401, or such other place as the Payee or a subsequent holder of this Note shall designate to the Maker in writing, in lawful money of the United States of America.

                 7.       This Note may be prepaid by the Maker, in whole or in
part in integral multiples of Ten Thousand Dollars ($10,000), at any time without premium or penalty. Each prepayment on this Note shall be applied to installments of principal payable on this Note in the inverse order of maturity.

                 8. The Maker hereby waives any defenses based upon, and specifically assents to, any and all extensions and postponements of the time of payment and all other indulgences or forbearances which may be granted to any party liable hereon by the Payee or any subsequent holder of this Note.

                 9. The Maker hereby waive presentment, demand for payment, notice of protest, notice of non- payment, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

                 10. No delay or omission on the part of the Payee or any subsequent holder of this Note in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Payee or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any other occasion.

                 11. No single or partial exercise by the Payee or any subsequent holder hereof of any power hereunder shall preclude any other or future exercise thereof or the exercise of any other power.

                 12. If any Event of Default shall occur, the Payee shall be under no further obligation to make any Loan or advances of any Loan under the Loan Agreement and the Payee may at its option by written notice to the Maker declare the entire unpaid principal amount of this Note, together with all unpaid interest and all other amounts payable under the Loan Agreement and every other obligation of the Maker to the Payee, immediately due and payable, whereupon this Note and all such obligations shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are, except as expressly provided in the Loan Agreement, hereby expressly waived by the Maker; provided, however, that in the case of an Event of Default under Section 7.1(g) of the Loan Agreement, all of the obligations of the Maker under the Loan Agreement and this Note shall become immediately due and payable as of the date of any such Event of Default regardless of the cause of such Event of Default and without any notice to the Maker required from the Payee. The Payee shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code and, without limiting the generality of the foregoing, the rights and remedies provided for in the Loan Agreement, the Security Agreement or Pledge Agreement.

                 13. The Maker shall pay on demand of the Payee or any subsequent holder of this Note all costs of collection, including reasonable attorneys' fees incurred by the Payee or such holder in enforcing collection of this Note on default. However, if any litigation arises between the parties in connection with this Note, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to all other damages and remedies.

                 14. No provision of this Note shall be modified except by a written instrument executed by the Maker and by the Payee or a subsequent holder hereof expressly referring to this Note and to the provision modified.

                 15. This Note and the provisions hereof are to be binding on the assigns or successors of the Maker and shall be enforceable in accordance with the laws of the State of Alabama (without regard to the conflicts of law provisions thereof).

                 16. The provisions of this Note are hereby declared to be severable and if any such provision or the application of any such provision to any person or in any circumstances shall be held to be invalid or unconstitutional, such invalidity or unconstitutionality shall not be construed to affect the validity or constitutionality of any of the remaining provisions as applied to such person, or in circumstances other than those as to which it is held invalid.


[SEAL]                                     WNAL-TV, INC.



                                           By: /s/ Anthony J. Fant
                                              ---------------------------------
                                               President

                                   SCHEDULE A


Date             Amount of Loan               Amount Repaid         Unpaid Balance   Notation Made By
_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________


                                                                       EXHIBIT 2

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT is dated as of this ____ day of _____, 1996, by and between WNAL-TV, INC., an Alabama corporation (the "Debtor"), and PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC., a Florida corporation (the "Secured Party").


                              W I T N E S S E T H:


         WHEREAS, Debtor and Secured Party are parties to various Agreements dated as of August __, 1996 relating to Television Station WNAL-TV, Gadsden, Alabama ("Station");

         WHEREAS, Debtor and Secured Party have also entered into a Loan Agreement dated as of August __, 1996 (the "Loan Agreement"), pursuant to which Secured Party has agreed to make a loan (the "Loan") to the Debtor in the amount of Eight Million Dollars ($8,000,000);

         WHEREAS, the Debtor has executed a promissory note of even date herewith (as amended, renewed, restated, increased, consolidated or substituted from time to time, the "Note"), evidencing its indebtedness to the Secured Party under the Loan Agreement; and

         WHEREAS, the Loan Agreement requires Debtor to execute and deliver to Lender this Security Agreement to secure its obligations under the Loan Agreement and the Note by granting Secured Party a security interest in substantially all of Debtor's personal property.

         NOW, THEREFORE, in consideration of the promises and agreements contained herein and the Secured Party's extension of the Loan pursuant to the Note and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Secured Party and the Debtor agree as follows:

ARTICLE 1.  GRANT OF SECURITY INTEREST

         In order to secure the payment of any and all amounts (a) loaned by Secured Party to the Debtor pursuant to the Agreement and the Note, plus interest accrued thereon and all other obligations of the Debtor to Secured Party (being hereinafter collectively referred to as the "Obligations"), Debtor hereby grants to Secured Party a first priority security interest in all of Debtor's right, title and interest in and to all of its personal property, both tangible and intangible and of every kind and description, whether now or hereafter existing, or now owned or hereafter acquired, and wherever located, and all proceeds, products, replacements, additions, accessions and/or substitutes therefor, including, without limitation, all goods, machinery, equipment, furniture, furnishings, fixtures, inventory, accounts, chattel paper, instruments and general intangibles, as such terms, may be defined in the Uniform Commercial Code in the jurisdiction in which such assets are located, including, without limitation, all properties and assets of Debtor used or useful in the construction and operation of the Station, and the proceeds and products of any and all of the foregoing assets and properties described in this Article 1, including proceeds of insurance policies relating to any and all of the foregoing assets and properties; provided, however, that such security interest does not include any permits or licenses granted by the FCC to the extent that Debtor is prohibited from granting a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, and any other licenses to the extent the transfer or pledging thereof is prohibited by the granting authority.

         All of the foregoing shall be hereinafter referred to as the "Collateral."

ARTICLE 2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR

         Without limiting the terms and conditions of transactions contemplated under the Time Brokerage Agreement, Debtor represents, warrants and covenants that:


             (a) the Collateral (and all records pertaining thereto) will at all times be kept at the locations specified on Exhibit A hereto and Debtor will not change the location at which any of the Collateral is usually kept or the location of its chief executive office or principal place of business without giving thirty (30) days' prior written notice to Secured Party;


             (b) Debtor owns and has possession of the Collateral except that portion to be hereafter acquired;


             (c) all the Collateral is genuine and enforceable and free from liens, adverse claims, charges, encumbrances, taxes or assessments, other than the liens created hereby, and Debtor shall defend the same against all claims and demands of all persons at any time claiming against the same or any interests therein adverse to Secured Party;

             (d) all items of the Collateral comply with applicable laws, including, where applicable, Federal Reserve Regulations and any state consumer credit and usury laws;

                 (e) no financing statement covering any of the Collateral, and naming any secured party other than Secured Party, is on file in any public office;


                 (f) Debtor will, at its sole cost and expense, maintain, replace, repair, service and take other action as may be necessary from time to time to keep and preserve its inventory, machinery and equipment in general repair and good working order and any inventory, machinery or equipment which wears out or is destroyed will be replaced or restored if necessary for the operation of the business of Debtor in the ordinary course. Debtor will within 10 days notify Secured Party of any event comprising loss or decrease in the value of the Collateral in excess of $20,000;


                 (g) Debtor will comply with all laws, rules and regulations relating to, and shall pay prior to delinquency, all license fees, registration fees, taxes and assessments and all other charges, which may be levied upon or assessed against, or which may become security interests, liens or other encumbrances upon the ownership, operation, possession or maintenance of the Collateral; provided that Debtor shall not be required to comply with any such law, rule or regulation or to pay any such tax or assessment or other such charge, the validity of which is being contested by Debtor in good faith by appropriate proceedings commenced and prosecuted with due diligence and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles;


                 (h) Debtor will execute and at its expense file and refile such financing statements, continuation statements and other documents in such offices as Secured Party may deem necessary or appropriate in order to protect or preserve Secured Party's security interest in the Collateral;


                 (i) Debtor will not sell, offer to sell, hypothecate or otherwise dispose of any material part of the Collateral (including proceeds) subject hereto, or any part thereof or interest therein at any time other than in the ordinary course of business and in exchange for Collateral of like value in which Secured Party shall have a security interest except to the extent expressly contemplated under the Acquisition Agreement;


                 (j) Debtor will at all times keep accurate records with respect to the Collateral which are as complete and comprehensive as those which are customarily maintained by those engaged in similar businesses, and Secured Party will have the right to inspect such records at such times and from time to time as Secured Party may reasonably request;

                 (k) Debtor will provide any service and do any other acts or things necessary to keep the Collateral free and clear of all defenses, rights of offset and counterclaims. Secured Party may, at any time prior to termination hereof, require Debtor from time to time to deliver to Secured Party (i) schedules describing all the Collateral subject hereto, and (ii) instruments and chattel paper included in the Collateral, appropriately assigned and endorsed to Secured Party;

                 (l) Debtor will maintain such insurance on the Collateral as may be reasonably required by Secured Party. In the event of failure to provide and maintain insurance as herein provided, Secured Party may, at its option, provide such insurance and Debtor hereby promises to pay Secured Party on demand the amount of any disbursements made by Secured Party for such purpose. Risk of loss or damage shall accrue to Debtor to the extent of any deficiency in any effective insurance. Debtor shall furnish to Secured Party certificates or other evidence satisfactory to Secured Party of compliance with the foregoing insurance provisions. Debtor shall give immediate written notice to Secured Party and to the insurers of any loss or damage to the Collateral or any part thereof in excess of $20,000 and shall promptly file all necessary or appropriate proof of loss with the insurers.
Any amounts collected or received under any such insurance policies may be applied by Debtor either to the replacement or restoration of the Collateral or to any of the Obligations secured hereby in the manner provided in Article 8 hereof; and


                 (m) Debtor shall not change its name, identity or corporate structure, voluntarily or involuntarily, without giving 30 days' prior written notice to Secured Party.


ARTICLE 3.       AUTHORITY TO COLLECT

         Except as otherwise hereinafter set forth, unless and until the occurrence of an event which constitutes an Event of Default under the Loan Agreement, Debtor shall continue to collect, and upon the occurrence of such an event, Debtor may, at the direction of Secured Party, continue to collect, at its own expense, all amounts due and to become due under any accounts, chattel paper, instruments or general intangibles and in connection therewith may take such action as it may deem necessary, advisable, convenient or proper for the enforcement, collection, adjustment, settlement or compromise thereof.


ARTICLE 4.       REMEDIES

         Upon the occurrence of an Event of Default, as defined in the Loan Agreement, Secured Party shall have the right to declare immediately due and payable all of the Obligations, without other notice or demand, and to terminate any commitments to make loans or otherwise extend credit to Debtor. Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code and all other rights, privileges, powers and remedies provided by law or equity.

                 Without limiting the generality of the foregoing, after the occurrence of an Event of Default:


                 (a) Secured Party shall have the power to notify the account debtor or debtors obligated under any accounts, chattel paper, instruments and general intangibles of the assignment of such accounts, chattel paper, and general intangibles to Secured Party and of its security interest therein and to direct such account debtor or debtors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party and, upon such notification to the account debtor or debtors, to enforce collection of any thereof in the same manner and to the same extent as Debtor might have done. The funds so collected shall be held as security for the payment of the Obligations secured hereby and applied in the manner provided in Article 8 hereof.

                 Debtor hereby constitutes and appoints Secured Party as its true and lawful attorney, in the place and stead of Debtor and with full power of substitution, either in Secured Party's own name or in the name of Debtor, to ask for, demand, collect, receive and give acquittance for any and all monies due or to become due under and by virtue of any account, chattel paper, instruments and general intangibles, to endorse checks, drafts, orders and other instruments for the repayment of monies payable to Debtor on account thereof, and to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto and to sell, assign, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating Secured Party to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or to take any action with respect to any account, chattel paper, instruments or general intangible or the monies due or to become due thereunder or the property covered thereby, and no action taken or omitted to be taken by Secured Party with respect to any account, chattel paper, instruments or general intangible shall give rise to any defense, counterclaim or set off in favor of Debtor or to any claim or action against Secured Party;

                 (b) Debtor will deliver to Secured Party from time to time, as requested by Secured Party, current lists of the Collateral;


                 (c) Debtor will not dispose of the Collateral, except on terms approved in writing by Secured Party;

                 (d) Debtor will collect, assemble and deliver all of the Collateral and books and records pertaining thereto, to Secured Party at a reasonably convenient place designated by Secured Party; and


                 (e) Secured Party may, to the extent permitted by law, enter onto Debtor's premises and take possession of the Collateral, and assign, sell, lease or otherwise dispose of Debtor's interest in the Collateral for the account of Debtor and Debtor shall then be liable for the difference between the payments and other amounts due under the Note and amounts received pursuant to such assignment or contract of sale or lease or other disposition of Debtor's interest in the Collateral and the amount of such difference shall then be immediately due and payable. Secured Party may, in its sole discretion, designate a custodian or agent to take physical possession of the Collateral. Secured Party shall give Debtor reasonable notice of the time and place of any public sale of the Collateral or the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if notice of the sale or other intended disposition is mailed, by first class mail, postage prepaid, to Debtor at its address set forth in Article 15 hereof or such other address as Debtor may by notice have furnished Secured Party in writing for such purpose, at least fifteen (15) days prior to the time of such sale or other intended disposition.

                 All notices of public or private sale shall specify that the assignment of any FCC permit or license for the Station must first be approved by the FCC and such notice shall be given to all persons attending a public sale. Debtor agrees that it will join and cooperate fully with Secured Party or with the successful bidder or bidders at any public or private sale in the filing of an application, and furnishing any additional information that may be required in connection with such application, requesting the FCC's prior approval of the assignment of such license or permit for the Station to Secured Party or the successful bidder or bidders. Debtor will take such further actions, or cause such further actions to be taken that may be necessary or desirable to obtain such FCC approval and will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents that may be necessary or desirable in connection with such approval. The parties agree that the Collateral and the permit or license shall not be assigned and transferred to separate parties.

                 Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Debtor, and Debtor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

ARTICLE 5.       POWERS OF SECURED PARTY

         Debtor appoints Secured Party as its true attorney in fact to perform any of the following powers, which are coupled with an interest, and are irrevocable until termination of this Security Agreement and may be exercised by Secured Party's officers and employees, or any of them, upon the occurrence of an Event of Default under the Loan Agreement:


                 (a) to perform any obligation of Debtor hereunder in Debtor's name or otherwise;


                 (b) to give notice of Secured Party's rights in the Collateral, to enforce the same, and make extension agreements with respect thereto;


                 (c) to release persons liable on the Collateral and to give receipts and acquittance and compromise disputes in connection therewith;

                 (d)      to release security;


                 (e)      to resort to security in any order;


                 (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment and applications or registration or like papers to perfect, preserve or release Secured Party's interest in the Collateral;


                 (g) to verify facts concerning the Collateral by inquiry of obligors thereon, or otherwise;


                 (h) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Collateral;


                 (i) to prepare, adjust, execute, deliver and receive payment under insurance claims;


                 (j) to exercise all rights, powers and remedies which Debtor would have, but for this Security Agreement, under all of the Collateral subject to this Security Agreement; and


                 (k) to do all acts and things and execute all documents in the name of Debtor or otherwise deemed by Secured Party as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

ARTICLE 6.       REMITTANCES

         Debtor agrees that upon the occurrence and during the continuance of an event which constitutes an Event of Default under the Loan Agreement, all cash or proceeds received by Debtor as a result of the sale, lease or other disposition of any Collateral, whether received by Debtor in the exercise of its collection rights hereunder or otherwise, shall be, at Secured Party's discretion, remitted to Secured Party or deposited to an account for the benefit of Secured Party (according to its instructions) in the form received (properly endorsed to the order of Secured Party or for collection in accordance with Secured Party's instructions) not later than the banking business day following the day of receipt, to be held as security for the payment of the Obligations secured hereby and applied by Secured Party as provided in Article 7 hereof. Debtor agrees not to commingle any such collections or proceeds with any of its other funds or property and agrees to hold the same upon an express trust for Secured Party until remitted to Secured Party.

ARTICLE 7.       APPLICATION OF PROCEEDS

         Except as expressly provided elsewhere in this Security Agreement, all proceeds of the sale of the Collateral by Secured Party hereunder, and all other monies received by Secured Party pursuant to the terms of this Security Agreement (whether through the exercise by Secured Party of its rights of collection or otherwise), including, but not limited to, any awards or other amounts payable upon any condemnation or taking by eminent domain, shall be applied, as promptly as is practicable after the receipt thereof by Secured Party as follows:

         FIRST: to the payment of all fees and expenses incurred by Secured Party or any custodian appointed hereunder, if not previously paid by Debtor, and all expenses incurred by Secured Party in connection with any sale of the Collateral, including, but not limited to, the expenses of taking, advertising, processing, preparing and storing the Collateral to be sold, all court costs and fees and expenses of counsel to Secured Party in connection therewith, to the payment of all expenses to be paid by Debtor pursuant to Article 16 of this Security Agreement, and to the payment of all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder to the account of Debtor and the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, to the extent that such advances, costs and expenses shall not theretofore have been reimbursed to Secured Party by Debtor;

         SECOND: to the payment to Secured Party of the interest then due and payable on the Note;

         THIRD: to the payment to Secured Party of the principal then due and payable on the Note;

         FOURTH: to the payment to Secured Party of any other amount owing to Secured Party under any other agreement of Debtor with Secured Party; and


         FIFTH: only if all of the foregoing have been paid in full, to Debtor.

         Notwithstanding the sale or other disposition of any Collateral by Secured Party hereunder, Debtor shall remain liable for any deficiency.

ARTICLE 8.       RIGHTS CUMULATIVE

         The rights, privileges, powers and remedies of Secured Party shall be cumulative and no single or partial exercise of any of them shall preclude the further or other exercise of the same or any other of them. No delay or failure of Secured Party in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy. Nor shall any single or partial exercise of any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy affect such right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Secured Party of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing and shall not constitute a waiver of any subsequent or other default. Failure of Secured Party to insist upon strict performance or compliance by Debtor of any covenants, warranties or agreements in this Security Agreement shall not constitute a waiver of any subsequent or other failure to perform or comply with any covenants, warranties or agreements.

ARTICLE 9.       CONTINUING AGREEMENT

         This is a continuing agreement and shall remain in full force and effect and be binding upon Debtor and the successors and assigns of Debtor until all of the Obligations shall have been fully satisfied and discharged.


ARTICLE 10.      REINSTATEMENT OF AGREEMENT

         If Secured Party shall have proceeded to enforce its rights under this Security Agreement and such proceedings shall have been discontinued or abandoned for any reason prior to the issuance of any judgment or award, then Debtor and Secured Party shall be restored respectively to their positions and rights hereunder, and all rights, remedies and powers of Debtor and Secured Party shall continue as though no such proceeding had been initiated. In the event of litigation arising under this Security Agreement, the prevailing party shall be entitled to, in addition to all other damages and remedies, reasonable attorneys' fees.


ARTICLE 11.      ASSIGNMENT

         Secured Party may assign and transfer any of the Obligations of Debtor and may deliver the Collateral, or any part thereof, to the assignee or transferee of any such obligation, who shall become vested with all the rights, remedies, powers, security interests and liens herein granted to Secured Party in respect thereto; and Secured Party shall thereafter be relieved and fully discharged from any liability or obligation under this Security Agreement. Debtor shall not have the right to assign this Security Agreement without the prior written consent of Secured Party.


ARTICLE 12.      DUTIES WITH RESPECT TO COLLATERAL

         With respect to the Collateral, Secured Party shall be under no duty to send notices, perform services, pay for insurance, taxes or other charges or take any action of any kind in connection with the management thereof and its only duty with respect thereto shall be to use reasonable care in its custody and preservation while in its possession, which shall not include any steps necessary to preserve rights against prior parties.

ARTICLE 13.      PERFORMANCE OF OBLIGATIONS BY SECURED PARTY

         If Debtor shall fail to do any act or thing which it has covenanted to do hereunder, or if any representation or warranty of Debtor shall be breached, Secured Party may (but shall not be obligated to) perform such act or thing on behalf of Debtor or cause it to be done or remedy any such breach, and there shall be added to the liabilities of Debtor hereunder the cost or expense incurred by Secured Party in so doing, and any and all amounts expended by Secured Party in taking any such action shall be repayable to it upon demand being made to Debtor therefore and shall bear interest at the rate provided for in the Note, from and including the date advanced to the date of repayment.


ARTICLE 14.      MISCELLANEOUS

         After due consideration and consultation with its attorneys, Debtor voluntarily and knowingly, to the extent permitted by law, agree as follows:
(a) Debtor waives presentment, protest, notice of protest, notice of dishonor and notice of nonpayment with respect to the Collateral to which Secured Party is entitled hereunder; (b) Debtor waives any right to direct the application of payments or security for the Obligations of Debtor hereunder, or the indebtedness of customers of Debtor, and any right to require proceedings against others or to require exhaustion of the security; (c) Debtor consents to the extension or forbearance of the terms of the Obligations or indebtedness of customers, the release or substitution of security, and the release of guarantors, if any; and (d) Debtor waives notice or a judicial hearing prior to the exercise by Secured Party of any right or remedy provided by this Security Agreement and also waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the provisions of this Security Agreement on the grounds that the sale was consummated without a prior judicial hearing.


ARTICLE 15.      NOTICES

         All notices or demands of any kind which may be required or which Secured Party desires to serve upon Debtor under the terms of this Security Agreement shall be served upon Debtor by personal service or by mailing a copy thereof by first class mail, postage prepaid, addressed to Debtor, at the address set forth in Article 8 of the Loan Agreement.


ARTICLE 16.      EXPENSES

         Debtor agrees to pay on demand all fees, costs and expenses of Secured Party, or of any custodian or agent designated by Secured Party, including the fees and out-of-pocket expenses of legal counsel, independent public accountants and other outside experts retained by Secured Party in connection with the enforcement of this Security Agreement or any other instrument or document delivered pursuant hereto.

ARTICLE 17.      LAW APPLICABLE

         This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York other than the conflicts of law provisions thereof. The parties agree to the exclusive jurisdiction and venue of the state or federal district court for the district including Jefferson County, Alabama or the Northern District of Alabama.


ARTICLE 18.      SEVERABILITY OF PROVISIONS

         If any provision of this Security Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Security Agreement.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first written above.


                                       WNAL-TV, INC.



                                       By:  /s/ Anthony J. Fant
                                           ---------------------
                                                Name:
                                                Title:




                                       PAXSON COMMUNICATIONS OF
                                       BIRMINGHAM-44, INC.




                                       By:  /s/ James B. Bocock
                                           ---------------------
                                                Name:
                                                Title

                                   EXHIBIT A

                           LOCATION OF THE COLLATERAL




                        1)   510 Chestnut Street
                             Gadsden, Alabama 35901


                        2)   499 Towers Road
                             Chandler Mountain
                             Steele, Alabama  35987

                                                                       EXHIBIT 3

                                PLEDGE AGREEMENT


                 THIS PLEDGE AGREEMENT, made and entered into as of this ___ day of August, 1996 by and among Anthony J. Fant, James Stanly Fant, Kyla Beth Fant, (the "Pledgors"), and PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC., a Florida corporation (the "Pledgee");

                              W I T N E S S E T H:

                 WHEREAS, WNAL-TV, Inc., (the "Company"), and the Pledgee have entered into certain Agreements of even date herewith (the "Agreements") relating to Television Station WNAL-TV, Gadsden, Alabama.

                 WHEREAS, the Pledgors are the stockholders of the Company and therefore will obtain a material benefit from the agreements of the Company with Pledgee;

                 WHEREAS, Pledgee has entered into a Loan Agreement dated as of August __, 1996 herewith (the "Loan") with the Company; and

                 WHEREAS, the Agreement provides for the Pledgors to enter into this Pledge Agreement as additional security for the Loan;

                 NOW, THEREFORE, in consideration of loans, credit or other financial accommodation extended or continued from time to time to the Company by the Pledgee, the Pledgors do hereby agree as follows:

                 1.       Pledge.

                          (a)     The Pledgors hereby grant to the Pledgee a
first priority security interest in and pledge, assign and deliver the Certificate(s) described in Exhibit A annexed hereto, constituting all the issued and outstanding ownership interests of the Company owned by the Pledgors (the "Certificates"), accompanied by all powers, duly executed in blank.

                          (b)     The Pledgors and the Pledgee agree that the
Certificates shall be held on the terms and conditions hereinafter set forth as collateral security for the obligations of the Company to the Pledgee under the Agreement and the promissory note issued pursuant thereto (the "Note").

                 2. Representations and Warranties. The Pledgors represent and warrant to the Pledgee as follows:

                          a)  that the Certificates constitute all outstanding
stock ownership of the Company;

                          b)  that the Certificates are fully paid and
nonassessable and are not subject to any liens, charges or encumbrances whatsoever;

                          c) that there are no existing options, warrants or
other rights to purchase any Company interests;

                          d)  that the execution, delivery and performance of
this Pledge Agreement will not conflict with, result in a breach of or constitute a default under any indenture or agreement to which the Pledgors or the Company is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of its property or assets;

                          e)      this Pledge Agreement constitutes the legal,
valid and binding obligation of the Pledgors, enforceable in accordance with its terms;

                          f)      the Pledgors have all requisite power and
authority to enter into this Pledge Agreement and to carry out the transactions contemplated hereby; and

                          g)      no consent or approval of any person or
entity, other than the Federal Communications Commission (the "FCC"), is or will be required in connection with the execution, delivery and performance of this Pledge Agreement.

                 3. Term. The Pledgee shall hold the Certificates as security for the performance by the Pledgors of their obligations and liabilities under the Agreement and the Note, and the Certificates shall be held by the Pledgee until the principal and interest due on the Note are paid in full and the Loan Agreement shall have terminated, at which time the Pledgee shall deliver the Certificates to the Pledgors free and clear of this Pledge Agreement, and this Pledge Agreement shall thereupon terminate.

                 4. Voting. While the Certificates continue to be held by the Pledgee, such Certificates shall remain in the name of the Pledgors and the Pledgors shall have and exercise all rights of ownership. If an Event of Default, as such term is defined in the Agreement, the provisions of which Agreement are hereby incorporated by reference herein, shall occur, in addition to the remedies set forth in Section 6 hereof, the Pledgee shall be entitled, subject to the prior approval of the FCC, to exercise all of the power of an owner with respect to the Certificates and receive, on account of the obligations evidenced by the Note, all sums distributed by the Company with respect to the Certificates.

                 5. Certificate Adjustments. The Pledgors agree that in the event that during the term of this Pledge Agreement any reclassification, readjustment or other change is declared or made with respect to the Certificates, or any subscription, warrant or other right is exercisable with respect to the Certificates, it shall cause all new, substituted or additional ownership interests issued by reason of any such change to be delivered to the Pledgee and to be held by the Pledgee under the terms of this Pledge Agreement in the same manner as the Certificates originally pledged hereunder. There likewise shall be deposited with the Pledgee, to be added to the pledged property and subject to the pledge, any and all additional issued interests in the Company to the Pledgors by way of dividends, new securities or otherwise, to the end that the Pledgee will at all times hold, subject to the pledge, all issued and outstanding ownership of the Company owned by the Pledgors.

                 6. Remedies. If an Event of Default, as such term is defined in the Agreement, shall occur, the Pledgee may, after fifteen (15) days' prior notice to the Pledgors, sell, assign and deliver the whole or, from time to time, any part of the Certificates or any interest or part thereof, at any private sale or at public auction, for cash, or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Pledgee reasonably may determine to be commercially reasonable. The Pledgee shall give the Pledgors reasonable notice of the time and place of any public sale of the Certificates or the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if notice of such sale or other intended disposition is mailed, by certified or registered mail, return receipt requested, to the Pledgors at the address set forth in Section 9 at least fifteen (15) days prior to the time of such sale or other intended disposition; provided that all notices of such sale shall specify that transfer of any interest representing control of the Company must first be approved by the FCC and similar notice shall be given to all those attending such sale. The Pledgors hereby waive and release any and all right or equity of redemption whether before or after sale hereunder. At any such sale the Pledgee may bid for and purchase for its own account the whole or any part of the Certificates so sold, free from any such right or equity of redemption. After obtaining all required consents from the FCC and upon completion of the sale, Pledgee shall deliver the Certificates, or any portion thereof, to the purchaser or purchasers thereof. The net proceeds of any such sale shall be applied as follows:

                          i) First, to the expenses of the sale and enforcement
of this Pledge Agreement, including but not limited to, the expenses of advertising, preparing and prosecuting any necessary FCC application, and attorneys' fees and expenses;

                          ii)  Second, to the payment of interest under the
Note;

                          iii) Third, to the payment of the principal of the
Note; and

                          iv)   Fourth, only after payment in full  of the
above, to the payment to the Pledgors of any excess proceeds, subject to the receipt of notice of and the provisions of any other agreement between the parties with respect to the disposition of said excess proceeds or unsold shares. Notwithstanding the sale or other disposition of the Certificate by the Pledgee hereunder, the Company shall remain liable for any deficiency.

                 All notices of public or private sale shall specify that the assignment of the broadcast licenses(s) of the Television Station WNAL-TV, Gadsden, Alabama must first be approved by the FCC and such notice shall be given to all persons attending a public sale. The Pledgors agree that they will join and cooperate fully with the Pledgee or with the successful bidder or bidders at any public or private sale in the filing of an application, and furnishing any additional information that may be required in connection with the application with the FCC, requesting the FCC's prior approval of the assignment of the licenses of the Station to the Pledgee or the successful bidder or bidders. The Pledgors will take such further actions, or cause such further actions to be taken that may be necessary or desirable to obtain such FCC approval and will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents that may be necessary or desirable in connection with such approval. The parties agree that the assets and license(s) shall not be assigned and transferred to separate parties.

                 Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgors, and the Pledgors hereby waive (to the extent permitted by law) all rights of redemption, stay and/or appraisal which they now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                 The Pledgors and the Pledgee hereby agree to use good faith efforts to answer FCC inquiries, if any, with respect to obtaining the aforementioned FCC approvals and shall otherwise seek said approvals diligently, each taking all steps reasonably necessary or desirable to expedite the procurement of such approvals. Neither failure nor delay on the part of the Pledgee to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Notwithstanding any other provision of this Pledge Agreement to the contrary, any foreclosure of or disposal of the Certificates under the terms of this Pledge Agreement upon the occurrence of an Event of Default under the

Agreement shall be made pursuant to Section 310 of the Communications Act of 1934, as amended, and to the applicable rules and regulations of the FCC, as amended, and, if and to the extent required, after prior written approval of the FCC.

                 7. Encumbrances. During the term of this Pledge Agreement specified in Section 3, the Pledgors shall not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber the partnership interests represented by the Certificates unless said mortgage, pledge or encumbrance is subject to a subordination agreement satisfactory to the Pledgee.

                 8.       Miscellaneous.

                          8.1  Transfer taxes, if any, applicable to any
transfer of the Certificates upon the occurrence of an Event of Default or upon termination of the Pledge Agreement shall be payable by the person or persons to whom the shares are being transferred, provided, however, that the Pledgors agree to reimburse the Pledgee promptly for all such transfer taxes which the Pledgee may be required to pay.

                          8.2  No single or partial exercise of any power
hereunder shall preclude other or future exercise thereof or the exercise of any other power. The holder of the Note may proceed against any portion of the security held therefor in such order and in such manner as the holder may see fit, without waiver of any rights with respect to any other security.

                          8.3     The Pledgee may deal in any manner with the
Note, the Agreement or any other agreement required thereby without notice to or the consent of the Pledgors, including, without limitation, in the following manner:

                                  (a)      to modify, supplement or otherwise
change any terms of the Note, the Agreement or any such other agreement; to grant any extension or renewal of the Note, the Agreement or such other agreement; to grant any other waiver or indulgence with respect to the Note, the Agreement or such other agreement and to effect any release, compromise or settlement with respect to the Note, the Agreement or such other agreement; and

                                  (b)      to consent to the substitution,
exchange or release of all or any part of any other security at any time held by the Pledgee as security or surety for the obligations secured hereby.

                 9. Notices. All notices required to be sent hereunder shall be in writing and shall be sent by registered mail, return receipt requested, to the parties as follows:

                          To the Pledgors:

                          Anthony J. Fant
                          WNAL-TV, Inc.
                          c/o Fant Broadcasting Company
                          Corporate Headquarters
                          One Independence Plaza, Suite 720
                          Birmingham, Alabama  35209

                          Kyla Beth Fant
                          James Stanly Fant
                          P.O. Box 67
                          Crossville, Alabama  35962

                          To the Pledgee:

                          Paxson Communications of Birmingham-44, Inc.
                          601 Clearwater Park North
                          West Palm Beach, Florida 33401


Addresses may be changed by notice in writing to the other parties. All such notices and other communications shall be effective on the date set forth on the return receipt.

                 10. Choice of Law, etc. This Pledge Agreement shall be construed and enforced under and governed by the laws of the State of New York other than the conflicts of law provisions thereof. The parties agree to the exclusive jurisdiction and venue of the state or federal district court for the district including Jefferson County, Alabama or the Northern District of Alabama. This Pledge Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Pledge Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. This Pledge Agreement shall be binding on the successors, assigns, and legal representatives of the parties hereto and shall inure to the benefit of and be enforceable by their successors, assigns, and legal representatives; provided, however, that neither the Certificates nor this Pledge Agreement may be assigned or transferred in whole or in part, voluntarily or involuntarily, by the Pledgors without the prior written consent of the Pledgee, and the Pledgee may assign this Pledge Agreement and all of its rights hereunder without any consent of the Pledgors. The headings of this Pledge Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning hereof. The Pledgors shall take such further actions as may be reasonably requested by the Pledgee from time to time in order to perfect the security interest of the Pledgee hereunder and to assure and confirm onto the Pledgee its rights, powers and remedies hereunder.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on their behalf all as of the day and year first above mentioned.

WITNESS:                                           ANTHONY J. FANT



                                                    /s/ Anthony J. Fant
____________________________                       _____________________________




WITNESS:                                           JAMES STANLY FANT


                                                     /s/ James Stanly Fant
____________________________                       _____________________________





WITNESS:                                           KYLA BETH FANT



                                                      /s/ Kyla Beth Fant
____________________________                       _____________________________





WITNESS:                                           PAXSON COMMUNICATIONS
                                                   OF BIRMINGHAM-44, INC.





_____________________________                      By:  /s/ James B. Bocock
                                                       ---------------------
                                                   Name:________________________

                                                   Title:  President
                                                          ------------------

                                   EXHIBIT A

                        DESCRIPTION OF COMPANY INTERESTS
complied with by Seller hereunder and thereunder. Seller is controlled by Randolph M. Weigner ("Weigner"), the current licensee of the Station. Seller agrees to acquire all licenses and authorizations for the Station and all of the Station's assets to be assigned and transferred to Buyer hereunder, prior to the Closing Date.


         3.2 No Breach or Violation. Neither the execution, delivery and performance of this Agreement and all other agreements or instruments to be executed in connection herewith, nor the compliance by Seller with the terms and provisions hereof and thereof will conflict with or breach any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which he is subject or any agreement or contract to which he is a party or to which he is subject, or constitute a default thereunder.

         3.3 Absence of Conflicting Agreements. The execution, delivery and the performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Seller is a party or by which Seller may be bound; and (iv) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the Assets.

         3.4     Licenses.        Schedule 3.4 includes a true and complete
list of the Licenses. Seller has delivered to Buyer true and complete copies of the Licenses (including any and all amendments and other modifications thereto) listed on Schedule 3.4. The Licenses listed on Schedule 3.4 have been validly issued and the Seller is the authorized legal holder thereof. The FCC Licenses comprise all of the licenses, permits and other authorizations required from the FCC for the conduct of the business or operations of the Station in accordance with applicable laws and in the manner and to the extent they are now conducted. None of the Licenses listed on Schedule 3.4 is subject to any restriction or condition which would limit the full operation of the Station as presently operated. The Licenses listed on Schedule 3.4 are in full force and effect. The business and operations of the Station are being conducted in accordance with the Licenses listed on Schedule 3.4. Seller has no reason to believe that the Licenses issued by the FCC will not be renewed by the FCC in the ordinary course.

         3.5 Title to and Condition of Leasehold Interests. Schedule 3.5 contains a complete and accurate description of all Seller's leasehold interests necessary to conduct the business and operations of the Station as now conducted. With respect to each leasehold or subleasehold interest being conveyed under this Agreement, so long as Seller fulfills its





                                     - 7 -